Exhibit 99.1

THE ROYAL BANK OF SCOTLAND GROUP PLC

2009 RESTRICTED SHARE PLAN

Directors’ Adoption:	23 February 2009

Expiry Date:	23 February 2019

Amended by the remuneration committee of the Company
on 2 April 2009

Linklaters LLP One Silk Street London EC2Y 8HQ

Telephone (+44) 20 7456 2000
Facsimile (+44) 20 7456 2222

Table of Contents

Contents		Page

1	Meaning of words used	2

2	Operation of the Plan	3

3	Grant of Awards	3

4	Reduction of Award	4

5	Vesting of Awards	5

6	Leaving the Group before Vesting	6

7	Corporate Events	7

8	General Terms	8

Schedule 1 USA		12

i

Introduction

This Plan provides for the grant of conditional rights to receive cash payments and/or Shares to those Employees selected to participate.

Participants will generally only become entitled to the cash and/or Shares if he is still an Employee on Vesting. An Award may also include the right to receive an amount, in cash or in Shares, equal in value to the dividends which were payable between the Award Date and Vesting on the number of Shares which Vest.

This introduction does not form part of the Plan. It is an overview of how the Plan operates.

1                                      Meaning of words used

In these Rules:

“Acquiring Company” means a person who obtains Control of the Company;

“Award Date” means the date which the Committee sets for the grant of an Award;

“Award” means a Share Award or a Phantom Award;

“Committee” means the Remuneration Committee of the Company and any individual or group of persons authorised by the Remuneration Committee to exercise powers under the Plan;

“Company” means The Royal Bank of Scotland Group plc;

“Control” has the meaning given to it by Section 995 of the Income Tax Act 2007;

“Dealing Restrictions” means restrictions on dealing in Shares, imposed by the Model Code or otherwise;

“Employee” means any person who is an employee of any Member of the Group on the Award Date, but is not an executive director of the Company;

“Member of the Group” means the Company, its subsidiaries from time to time and any other company which  the Committee determines should be treated as a Member of the Group;

“Participant” means a person who has received an Award under rule 3 or, following the death of a Participant, his personal representatives;

“Performance Condition” means any performance condition imposed under rule 3.3 (Performance Conditions);

“Performance Period” means the period in respect of which a Performance Condition is to be satisfied;

“Phantom Award” means a conditional right to receive an amount of cash equal to the value of a specified number of Shares, granted under rule 3;

“Plan” means this plan known as “The RBS 2009 Restricted Share Plan”, as amended from time to time;

“Share Award” means a conditional right to receive Shares granted in accordance with rule 3;

“Shares” means fully paid ordinary shares in the capital of the Company, and, where the context requires,  includes an American depository share representing Shares;

“Vesting” means a Participant becoming entitled to receive the cash comprised in his Phantom Award or the Shares comprised in his Share Award and “Vest” shall be construed accordingly;

“Vesting Period” means the period between the Award Date and Vesting.

2                                      Operation of the Plan

2.1                            Timing of Operation

The Committee may operate the Plan at any time after its adoption and before its termination.

2.2                            Selection of Participants

In relation to any operation of the Plan the Committee may select any Employees to participate in the Plan. However, a selected Employee who ceases to be an Employee before the Award Date will not receive an Award.

2.3                            No Payment

A Participant is not required to pay for the grant of any Award.

3                                      Grant of Awards

3.1                            Grant of Awards

The Committee may grant an Award to such Employees as it, in its sole discretion, considers appropriate.

3.2                            Terms of Awards

Awards are subject to the rules of the Plan and any Performance Condition and must be granted by deed. The terms of the Award, as determined by the Committee, must be specified in the deed and must include:

(i)           whether the Award is a Share Award or a Phantom Award;

(ii)          the Award Date;

(iii)         the number of Shares subject to an Award;

(iv)         any Performance Condition or any other condition under rule 3.4 (Other conditions);

(v)          the date or dates of Vesting for the Award, or any part of the Award;

(vi)         whether the Participant is entitled to receive any cash or Shares under rule 5.5 (Dividend equivalent);

(vii)        if rule 4 (Reduction of Award) is disapplied in respect of the Award, or any part of the Award, a statement that the rule is so disapplied.

3.3                            Performance Conditions

When granting an Award, the Committee may make its Vesting conditional on the satisfaction of one or more conditions linked to the performance of the Company. A Performance Condition must be objective and specified at the Award Date and may provide that an Award will lapse if a Performance Condition is not satisfied. [The Committee may waive or change a Performance Condition in accordance with its terms or if anything happens which causes the Committee reasonably to consider it appropriate.]

3.4                            Other conditions

When granting Awards, the Committee may impose other conditions. Those conditions must be set out in the deed and may be amended or waived by the Committee at any time in its discretion.

3.5                            Determination of Awards

The Committee will, as soon as practicable following the end of a financial year in which the Plan is operated, determine in respect of each selected Employee the method of identifying the price of a Share to be used in calculating the number of Shares in respect of which an Award shall be made. Any fractional amounts shall be rounded up.

3.6                            Award Certificate

Each Participant will receive a certificate or statement setting out the terms of the Award, this may be the deed referred to in rule 3.2 or any other document.

3.7                            Source of Shares

No new Shares may be issued under the Plan, and no Shares may be transferred out of treasury, without the prior approval of the Company’s shareholders.

4                                      Reduction of Award

4.1                            Review of Awards

The Committee may review Awards, or any individual Award, in the light of the performance of the Company and any Member of the Group, any business area or team and the conduct, capability or performance of the Participant, unless it specifies otherwise when granting the Award. The review may take place at any time determined by the Committee.

4.2                            Focus of Review

In carrying out a review, the Committee will consider:

4.2.1      whether results have subsequently appeared materially inaccurate or misleading;

4.2.2      whether a business unit or profit centre in which the Participant worked has subsequently made a loss out of business written or could reasonably have been risk-managed, and/or

4.2.3      any other matter which appears relevant, and

4.2.4      any performance of a Participant, team, business area or profit centre, if the Committee deems that the circumstances warrant a review.

4.3                            Reduction of Award

Following a review under rule 4.1, the Committee may, in its sole discretion, make any determination in respect of any part of an Award that has not Vested, including for example:

4.3.1      reduce the number of Shares in respect of an Award;

4.3.2      determine that no cash and/or Shares will Vest in respect of an Award; and

4.3.3      determine that no amount, or a reduced amount, will be paid in respect of any dividend equivalent.

5                                      Vesting of Awards

5.1                            Determination of Performance Condition

As soon as reasonably practicable after the end of the Performance Period, the Committee will determine whether and to what extent any Performance Condition has been satisfied and the number of Shares and/or the amount of cash the Participant will receive under rule 5.4.

5.2                            Timing of Vesting — Award subject to Performance Condition

Where an Award is subject to a Performance Condition, subject to rules 6 and 7 an Award Vests to the extent determined under rule 5.1 (Determination of Performance Condition), on the date on which the Committee makes its determination or, if on that date a Dealing Restriction applies, the first date on which it ceases to apply.

To the extent any Performance Condition is not satisfied, the Award lapses, unless otherwise specified in the Performance Condition.

5.3                            Timing of Vesting — Award not subject to Performance Condition

Subject to rules 6 and 7 an Award Vests on the date of Vesting specified at grant. However, in the case of a Share Award, if a Dealing Restriction applies to a Participant on the date of Vesting, Vesting is delayed in respect of that Participant’s Award until the Dealing Restriction ceases to apply to that Participant.

5.4                            Consequences of Vesting

As soon as practicable after Vesting, the Participant will receive (subject to rule 8.4):

5.4.1      the number of Shares in respect of which a Share Award has Vested, subject to rule 5.6; and

5.4.2      the amount of cash that represents the value (calculated on the basis of the price of a Share on the Vesting date) of the number of Shares in respect of which a Phantom Award has Vested.

5.5                            Dividend equivalent

An Award may include the right to receive an amount (known as a “dividend equivalent”) equal in value to the dividends which were payable on the number of Vested Shares during the Vesting Period. This amount may be paid in cash or Shares (as determined from time to time by the Committee). Dividend equivalents will be paid to the Participant as soon as practicable after Vesting, subject to rule 8.4.

5.6                            Cash alternative

The Committee may decide to satisfy a Share Award by paying an equivalent amount in cash (subject to rule 8.4), rather than by transferring Shares.

6                                      Leaving the Group before Vesting

6.1                            General rule on leaving employment

6.1.1      Unless rule 6.2 applies, an Award which has not Vested will lapse on the date the Participant ceases to be an employee of a Member of the Group.

6.1.2      The Committee may decide that an Award which has not Vested will lapse on the date on which the Participant gives or receives notice of termination of his employment with any Member of the Group, (whether or not such termination is lawful) unless the reason for giving or receiving notice is one listed in rule 6.2.1 below.

6.2                            Leaving in exceptional circumstances

6.2.1      If a Participant ceases to be an employee of any Member of the Group for any of the reasons set out below, then his Award will Vest as described in rule 6.3 (Vesting) and lapse as to the balance. The reasons are:

(i)           ill-health, injury or disability, as established to the satisfaction of the Company;

(ii)          death;

(iii)         retirement  with the agreement of the Participant’s employer;

(iv)         the Participant’s employing company ceasing to be a Member of the Group;

(v)          the business in which the Participant works being transferred to a person which is not a Member of the Group;

(vi)         redundancy;

(vii)        any other reason, if the Committee so decides in any particular case.

6.2.2                   If the Committee does not exercise any discretion provided for in rule 6.2.1 within 30 days after cessation of the relevant Participant’s employment, the Award will lapse on the date of cessation.

6.3                            Vesting

Where rule 6.2 (Leaving in exceptional circumstances) applies, the Award does not lapse but will Vest immediately, to the extent that any Performance Condition has been satisfied (as determined by the Committee in the manner specified in the Performance Condition or in such manner as it considers reasonable), reduced pro rata to reflect the proportion of the Vesting Period which has not elapsed (unless the Committee determines otherwise) and subject to any reduction which may be applied under rule 4 or any determination the Committee may make under rule 7.

6.4                            Meaning of “ceasing to be an employee”

For the purposes of this rule 6, a Participant will not be treated as ceasing to be an employee of a Member of the Group until he ceases to be an employee of all Members of the Group [or if he recommences employment with a Member of the Group within 7 days of employment ceasing].

7                                      Corporate Events

7.1                            Change of Control

7.1.1                   Subject to rule 7.1.2, if there is a change in the Control of the Company, whether as a result of a general offer for Shares becoming unconditional or as a result of a court sanctioning a scheme of arrangement under Section 895 of the Companies Act 2006 or otherwise, Awards vest on the date the change of Control becomes effective, to the extent that the Performance Condition has been satisfied (as determined by the Committee in the manner specified in the Performance Condition or in such manner as it considers reasonable) and reduced pro rata to reflect the proportion of the Vesting Period which has not elapsed.

7.1.2                   If there is a change in the Control of the Company, whether as a result of a general offer for Shares becoming unconditional or as a result of a court sanctioning a scheme of arrangement under Section 895 of the Companies Act 2006 or otherwise, the Committee may decide, in its sole discretion, that rule 7.1.1 does not apply and that Awards:

(i)           lapse on the date the change of Control becomes effective;

(ii)          are automatically exchanged under rule 7.3;

(iii)         are automatically converted into a right to receive cash equal to their value immediately before the date of change of Control, on such terms as the Committee considers appropriate; or

(iv)         should be dealt with in such other way as the Committees considers appropriate.

7.2                            Rights issues, demergers and other corporate events

If the Committee becomes aware that the Company is or is expected to be affected by any variation in share capital, demerger, distribution (other than an ordinary dividend) or other transaction not falling within rule 7 which, in the opinion of the Committee could affect the current or future value of Shares, Awards are not affected unless the Committee determines to:

7.2.1      allow Awards to Vest in whole or in part, subject to any Performance Conditions or any other conditions the Committee may decide to impose; and/or

7.2.2      cause Awards to lapse; and/or

7.2.3      require Awards to be exchanged under rule 7.3; and/or

7.2.4      adjust the number of Shares comprised in an Award, and such other terms of the Award as appear appropriate.

7.3                            Exchange of Awards

Where the Committee determines that an Award is to be exchanged for a new award, the terms of the new award will:

7.3.1      confer a right to acquire shares in the Acquiring Company or another body corporate determined by the Acquiring Company (or in the case of a Phantom Award, confer a right to a cash payment calculated by reference to the value of such shares);

7.3.2      be subject to terms which are and have a value which is equivalent, as far as practicable, to the existing Award;

7.3.3      be treated as having been acquired at the same time as the existing Award and, subject to rule 7.3.4, Vests in the same manner and at the same time;

7.3.4      either:

(i)           be subject to a Performance Condition which is, so far as possible, equivalent to any Performance Condition applying to the existing Award; or

(ii)          not be subject to any Performance Condition but be in respect of the number of shares which is equivalent to the number of Shares comprised in the existing Award which would have Vested under rule 7.1 (Change of Control);

7.3.5      be governed by the Plan as if references to Shares were references to the shares over which the new award is granted and references to the Company were references to the Acquiring Company or another body corporate determined by the Acquiring Company.

7.4                            Committee

In this rule (except in relation to a new award granted in accordance with an exchange under rule 7.3), “Committee” means Committee as constituted immediately before the change of Control, and includes those people who were authorised at that time.

8                                      General Terms

8.1                            Rights in respect of Awards

A Participant shall not be entitled to vote, to receive dividends or to have any other rights of a shareholder in respect of Shares subject to an Award and in respect of Share Awards unless and until the Shares are transferred to the Participant.

8.2                            Transfer of Awards

A Participant may not transfer, assign or otherwise dispose of an Award or any rights in respect of it. This rule 8.2 does not apply to the transmission of an Award on the death of a Participant to his personal representatives.

8.3                            Company Documents

The Company is not required to send to any Participant who holds an Award a copy of any documents which the Company is required to send to its shareholders.

8.4                            Tax withholding

The Company, any employing company or trustee of any employee benefit trust, may withhold any amounts or make such arrangements as it considers necessary to meet any liability to taxation or social security contributions or other appropriate levies in respect of Awards. These arrangements may include the sale or reduction in number of Shares comprised in a Share Award unless the Participant discharges the liability himself.

8.5                            Discretionary nature of the Plan

8.5.1                   Nothing in this Plan or the operation of the Plan will form part of the contract of employment or other relationship with any Member of the Group of any Employee, Participant or any other person (“Employee”). The fact that one or more Awards have been made to an Employee does not create any right to, or expectation of, continued employment.

8.5.2                   No Employee is entitled to participate in, or be considered for participation in, the Plan at all or at a particular level. Participation in the Plan does not imply any right to participate, or to be considered to participate in any future participation.

8.5.3                   The terms of the Plan do not entitle the Employee to the exercise of any discretion in his favour.

8.5.4                   No Employee will have any right to compensation or damages or any other sum or benefit in respect of the Plan, including, without limitation, in relation to:

(i)           his eligibility to participate, or ceasing to be eligible to participate, or ceasing to participate in the Plan;

(ii)          any exercise of a discretion or a decision taken in relation to the Plan or the Plan’s operation (whether or not this disadvantages the Employee concerned); and

(iii)         any loss or reduction of any rights or expectations under the Plan in any circumstances or for any reason (including lawful or unlawful termination of employment or the employment relationship).

8.5.5                   Participation in the Plan is permitted only on the basis that any rights that are not expressly set out in this Plan, or any applicable schedule, are excluded. Each Participant will be required to waive any such excluded rights in consideration for, and as a condition to, participating in the Plan.

8.5.6                   Nothing in this Plan confers any benefit, right or expectation on a person who is not an Employee. No such third party will have any rights under the Contracts (Rights of Third Parties) Act 1999 to enforce any term of this Plan. But this does not affect any other right or remedy of a third party which exists or is available.

8.5.7                   For the avoidance of doubt, this rule applies throughout the employment of any Employee, after the termination of the employment, and during any period when the Employee has given or received notice to terminate his employment (whether such termination is lawful or unlawful).

8.6                            Committee’s decisions final and binding

The decision of the Committee in connection with any interpretation of the rules of the Plan or in any dispute relating to any matter relating to the Plan will be final and conclusive.

8.7                            Regulations

The Committee has power from time to time to make or vary regulations for the administration and operation of the Plan.

8.8                            Awards non-pensionable

Awards do not form part of a Participant’s remuneration for the purpose of determining entitlement to any benefit of employment including any pension or retirement benefit, life assurance, permanent health insurance or other similar benefit, whether existing or subsequently introduced.

8.9                            Employee trust

The Company and any Subsidiary may provide money to the trustee of any trust or any other person to enable them or him to acquire Shares to be held for the purposes of the Plan, or enter into any guarantee or indemnity for those purposes, to the extent permitted by the Companies Act 1985 and/or 2006, as applicable.

8.10                     Consents

All transfers of Shares will be subject to any necessary consents under any relevant enactments or regulations for the time being in force in the United Kingdom or elsewhere, and it will be the individual’s responsibility to comply with any requirements to be fulfilled in order to obtain or obviate the necessity for any such consent.

8.11                      Notices

Any notice or other document which has to be given to an Employee or Participant under or in connection with the Plan may be delivered or sent by post to him at his home address according to the records of his employing company or sent by e-mail or fax to any e-mail address or fax number which according to the records of his employing company is used by him, or in either case such other address which the Company considers appropriate.

Any notice or other document which has to be given to the Company or other duly appointed agent under or in connection with the Plan may be delivered or sent by post to it at its respective registered office (or such other place as the Directors or duly appointed agent may from time to time decide and notify to Participants) or sent by e-mail or fax to any e-mail address or fax number notified to the sender.

Notices sent by post will be deemed to have been given on the second day after the date of posting. However, notices sent by or to a Participant who is working overseas will be deemed to have been given on the seventh day after the date of posting.

Notices sent by e-mail or fax, in the absence of evidence to the contrary, will be deemed to have been received on the day after sending.

8.12                     Data protection

By participating in the Plan each Participant consents to the holding and processing of personal data provided by such Participant to the Company, any Member of the Group and any other persons or entities for all purposes relating to the operation of the Plan. These include, but are not limited to:

8.12.1            administering and maintaining Participant’s records;

8.12.2            providing information to trustees of any employee benefit trust, registrars, brokers or third party administrators of the Plan;

8.12.3            providing information to future purchasers of the Company or the business in which the Participant works; and

8.12.4            transferring information about the Participant to a country or territory outside the European Economic Area.

8.13                     Amendment of the Plan

8.13.1            The Committee may at any time alter, vary or add to the provisions of the Plan in any respect, except that no amendment will be effective to the extent that it would cause the Plan, insofar as it relates to Share Awards, to cease to be an “employees’ share scheme” as defined in Section 1166 of the Companies Act 2006.

8.13.2            Subject to rule 8.13.1, the Committee may at any time amend the terms of any existing Award in order to:

(i)           benefit the administration of the Plan;

(ii)          comply with or take account of the provisions of any proposed or existing legislation;

(iii)         take account of any changes to legislation; or

(iv)         obtain or maintain favourable tax, exchange control or regulatory treatment of any Member of the Group or the relevant Participant.

8.14                     Termination of the Plan

The Committee may terminate the Plan at any time, and it will terminate on 23 February 2019. The termination of the Plan will not affect existing Awards.

8.15                     Governing Law

The Plan will be governed by and construed in accordance with English law. Any Member of the Group and all Participants shall submit to the non-exclusive jurisdiction of the English Courts as regards any matter arising under the Plan.

Schedule 1
USA

1                                      This Schedule is made under and amends and supplements the terms of the RBS 2009 Restricted Share Plan (the “Plan”). This Schedule applies to those Participants subject to U.S. taxation (“U.S. Participants”).

2                                      Rule 5.4 of the Plan (Consequences of Vesting) is replaced with the following wording:

As soon as practicable after Vesting, and in any event no later than the date on which the Short Term Deferral Period ends, the Committee will arrange (subject to rule 8.4 of the Plan (Withholding)) for the transfer to or to the order of the Participant of the amount of cash and/or number of Shares in respect of which the Award has Vested.

3                                      Rule 8.8 does not apply.

4                                      For the purposes of this Schedule, the “Short Term Deferral Period” means the period beginning on the date of Vesting set under rule 3, or if rule 6.2 applies, the date the Participant ceases to be an employee of a Member of the Group, and ending on 15 March after the end of the calendar year in which the Short Term Deferral Period begins.